EXHIBIT 99.2

Odyssey Semiconductor Technologies Reports Fourth Quarter and Full Year 2021 Financial Results

ITHACA, N.Y., February 10, 2022 -- Odyssey Semiconductor Technologies, Inc. (OTCQB: ODII), a semiconductor device company developing innovative high-voltage, vertical power switching components based on proprietary Gallium Nitride (“GaN”) processing technology, today reported financial results and business highlights for its fourth quarter and full year 2021 ended December 31, 2021.

CEO Commentary

Odyssey is completing the development of its first vertical GaN product. We plan to provide the engineering samples to customers in the first quarter of 2022. We are currently optimizing the process to achieve the >1000 V breakdown voltage in our devices. We feel that the tough part of the development has been accomplished with respect to the product, and all other important parameters such as on-resistance, and leakage current have been achieved,” said Rick Brown, co-founder, interim CEO, CTO, and Board member.

“Odyssey has unique GaN technology for the power switching market including high voltage motors, solar panels, and next generation of 800 volt battery packs in electric vehicles. We have interest in our technology from customers in all of those markets. We continue to add to our strong portfolio of IP,” concluded Brown.

Financial Highlights

Note: All financials referenced in this release conform with U.S. Generally Accepted Accounting Principles (“GAAP”) and comparisons in this release are to the same period in the prior year unless otherwise noted.

●	Revenue of $748,948 in 2021, entirely foundry service revenues.
●	The company has diligently managed its cash resulting in an ending cash balance of $2.6 million on December 31, 2021.
●	The net cash used in operation was approximately $2.5 million in 2021, the equivalent of averaging approximately $208,000 per month during 2021.

Near-Term Milestone

●	Continuing to develop high voltage power switching devices with the already demonstrated vertically conducting GaN transistor and p-n diode.
●	Vertical conduction GaN is a next-generation semiconductor technology poised to challenge SiC as the next-generation high power switching transistor technology.
●	Provide customers with engineering samples of the first vertical GaN product in Q1 2022: additional time has enabled a better design and an existing product with greater potential range.
●	CEO Search: After pursuing one internally sourced candidate in Q4, Tim Conti from ON Partners was engaged in early January to conduct a formal search targeted to complete in the first half of 2022. The company has begun to engage good potential CEO candidates. Now that the company will have a tangible product for customers to evaluate, it is looking forward to adding new leadership to focus on engaging with customers. Once the new CEO is on board, the company plans to quickly add a few additional resources to add depth in marketing, manufacturing, and finance to enable Odyssey to scale from being R&D focused to the capabilities of an operating company.

Conference Call and Webcast: Q4 and Full Year 2021 Results

The company will hold a conference call and webcast consisting of prepared remarks by the founder and CEO Rick Brown as well as the Chairman of the Board John Edmunds along with a slide presentation, and a question-and-answer session at 5:00pm ET (2:00pm PT) on Thursday, February 10, 2022 to review its 2021 fourth quarter and full year results. Analysts and investors may pose questions for management during the live webcast on February 10, 2022.

Interested persons may access the live conference call by dialing (877) 270-2148 (U.S./Canada callers) or (412) 902-6510 (international callers). It is recommended that participants call or login 10 minutes ahead of the scheduled start time to ensure a proper connection. An audio replay will be available one hour after the live call until midnight on February 24, 2022, by dialing (877) 344-7529, using passcode 9250719.

The live webcast and slide presentation can be accessed on the company’s Investor Relations website under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The webcast will be archived on the website for future viewing.

Upcoming Investor Conferences

The company is scheduled to participate in these investor conferences:

●	Q1 Investor Summit Virtual Conference on March 8-9, 2022.
●	34th Annual Roth Conference on March 13-15, 2022.
●	2nd Annual Maxim Group Virtual Growth Conference on March 28-29, 2022.

Investor Summit Conference on March 8-9: Management will be available for one-on-one meetings and present in a virtual group format. Institutional investors, family offices, and publishing analysts may request one-on-one meetings with Odyssey throughout the event. Please visit Investor Summit Registration. The company’s group presentation for this conference is scheduled for March 8, 2022 at 10:15am ET.

Roth Investor Conference on March 13-15: Management will be available for one-on-one meetings. Attendees are encouraged to request a meeting on Roth’s online conference platform or contact their Roth representative. Management will present in a virtual group format for this conference.

Maxim Investor Conference on March 28-29: Management will present in a virtual group format for this conference.

The virtual group webcast and slide presentations for these events will be available on the company’s Investor Relations webpage under the Events tab at https://www.odysseysemi.com/investors/ir-calendar. The company will provide additional information when it is available.

Given the company’s progress on its product roadmap, commercialization efforts, and overall corporate developments, it anticipates more active ongoing communications with the investment community.

About Odyssey Semiconductor Technologies, Inc.

Odyssey Semiconductor Technologies, Inc. (www.odysseysemi.com), has developed a proprietary technology that is designed to allow for GaN to replace SiC as the leading high-voltage power switching semiconductor material. Based in Ithaca, NY, the Company owns and operates a 10,000 sq. ft. semiconductor wafer manufacturing facility complete with a mix of class 1,000 and class 10,000 clean space as well as tools for advanced semiconductor development and production. Odyssey Semiconductor also offers a world-class semiconductor device development and foundry service.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, forecasts, representations and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “forecast”, “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties described more fully in the company’s filings on Forms 10-K and 10-Q and other periodic filings with the Securities and Exchange Commission. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation, risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing; the early stage of our GaN-based technology presently under development; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights; our ability to successfully market and sell our technologies; the ability to achieve high volume manufacturing and the size and growth of the potential markets for any of our technologies, the rate and degree of market acceptance of any of our technologies and our ability to raise funding to support operations and the continued development and qualification of our technology.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included herein speak only as of the date hereof, and we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

Investor Relations Contacts:

Darrow Associates

Jeff Christensen

(703) 297-6917

jchristensen@darrowir.com

Jason Loeb

917-579-3394

jloeb@darrowir.com

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,	December 31,
	2021	2020
Assets

Current Assets:
Cash	$2,598,213	$272,705
Contract assets	—	62,273
Accounts receivable	6,170	10,877
Deferred expenses	7,870	185,084
Prepaid expenses and other current assets	225,260	33,569

Total Current Assets	2,837,513	564,508
Restricted cash	103,201	103,149
Property and equipment, net	853,290	986,407

Total Assets	$3,794,004	$1,654,064

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable and accrued expenses	$147,947	$187,046
Loan payable - short term	74,134	53,858
Deferred revenue	10,000	260,447

Total Current Liabilities	232,081	501,351

Loans payable - long term	345,459	621,600
Total liabilities	577,540	1,122,951
Commitments and contingencies	—	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value, 45,000,000 shares authorized, 12,726,911 and 11,429,661 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1,272	1,143
Additional paid-in capital	9,873,345	4,046,370
Accumulated deficit	(6,658,153)	(3,516,400)

Total Stockholders’ Equity	3,216,464	531,113

Total Liabilities and Stockholders’ Equity	$3,794,004	$1,654,064

See notes to these consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For The Years Ended December 31
	2021	2020

Revenues	$748,948	$1,374,420

Cost of Revenues	832,205	1,453,005

Gross Loss	(83,257)	(78,585)

Operating Expenses:

Research and development	1,519,631	607,148
Selling, general, and administrative	1,954,962	1,354,069

Total Operating Expenses	3,474,593	1,961,217

Loss From Operations	(3,557,850)	(2,039,802)

Other Income:
Forgiveness of PPP loan and other income	432,357	—
Interest expense	(16,260)	(3,306)

Net Loss	$(3,141,753)	$(2,043,108)

Net (Loss) Income Per Share:
Basic	$(0.25)	$(0.18)
Diluted	$(0.25)	$(0.18)

Weighted Average Number of Common Shares Outstanding:
Basic	12,419,399	11,229,966
Diluted	12,419,399	11,229,966

See notes to these consolidated financial statements.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For The Years Ended
	December 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(3,141,753)	$(2,043,108)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,159,611	623,457
Forgiveness of PPP loan	(404,305)	—
Write off of deferred offering costs and other	—	123,875
Depreciation and amortization	166,535	111,311
Changes in operating assets and liabilities:
Contract assets	62,273	481,671
Accounts receivable	4,707	(9,397)
Prepaid expenses and other current assets	(191,691)	92,538
Deferred expenses	177,214	(73,536)
Accounts payable and accrued expenses	(39,099)	(30,959)
Deferred revenue	(250,447)	(51,931)

Total Adjustments	684,798	1,267,029

Net Cash Used In Operating Activities	(2,456,955)	(776,079)

Cash Flows Used In Investing Activities:
Purchases of property and equipment	(32,506)	(686,915)

Net Cash Used In Investing Activities	(32,506)	(686,915)

Cash Flows From Financing Activities:
Proceeds from sale of common stock, net of costs	4,599,055	—
Proceeds from government loans	193,625	684,580
Repayment of government loans	(46,097)	(4,714)
Proceeds from exercise of stock options	68,438	405,000
Payment of deferred offering costs	—	(39,740)
Payment of deferred loan costs		(4,560)

Net Cash Provided By Financing Activities	4,815,021	1,040,566

Net Increase (Decrease) In Cash and Restricted Cash	2,325,560	(422,428)

Cash and Restricted Cash - Beginning Of Year	375,854	798,282

Cash and Restricted Cash - End Of Year	$2,701,414	$375,854

Cash and Restricted Cash Consisted of the Following:
Cash	$2,598,213	$272,705
Restricted cash	103,201	103,149
	$2,701,414	$375,854
Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$6,911	$2,200
Income taxes	$—	$—

Non-cash investing and financing activities:
Fixed assets purchased on account		$20,598

See notes to these consolidated financial statements.